                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 1998



                      Cencom Cable Income Partners II, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                           0-21309                        43-1456575
--------------------------------------------------------------------------------
(State or other               (Commission File                 (I.R.S. Employer
jurisdiction of                    Number)                      Identification
incorporation)                                                      Number)

             12444 Powerscourt Drive, Ste. 100, St. Louis, MO 63131
             ------------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

       Registrants' telephone number, including area code: (314) 965-0555
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Cencom Properties II, Inc., is the general partner of the Partnership and the provider of management services to the Partnership.

         On December 23, 1998, Charter Communications, Inc. ("CCI"), the company that is the 100% beneficial owner of Cencom Properties II, Inc., along with certain of its affiliates and their respective shareholders, consummated certain transactions (the "Transactions") with Mr. Paul G. Allen ("Allen"), pursuant to which Allen acquired "beneficial ownership" (as such terms is defined in Rule 13d-3 of the Securities and Exchange Commission, promulgated under the Exchange Act of 1934) of a majority of the outstanding privately held equity interests of CCI and the various other entities that together constitute the owners and/or managers of the cable television systems operated under the name "Charter Communications". Allen achieved this beneficial ownership by purchasing, through January 5, 1999, 93.25% of the capital stock of CCI. The total consideration paid by Allen for CCI stock was $2,157,000,001; however, none of the consideration paid is attributable to CCI's interest in Cencom Properties, Inc., as such interest was specifically excluded.

Item 5.  Other Events.

         On December 18, 1998, the Partnership entered into an Asset Purchase Agreement with Etan Industries, Inc. ("Etan") pursuant to which the remaining Texas systems owned by the Partnership would be sold to Etan for a price of $20,800,000. Concurrently, Cencom Partners, L.P. ("CPLP") entered into an agreement with Etan to sell CPLP's Texas systems for a price of $11,200,000. Consummation of the sales under both of these agreements is subject to regulatory approvals and other conditions to closing, and the closing is currently anticipated to occur in the first quarter of 1999. Upon sale of the assets, both agreements provide for a holdback of a portion of the purchase price should Etan seek indemnity with respect to the purchased assets. If and when these two sales are consummated, CPLP will have sold all of its cable assets, and the Partnership's only remaining cable assets will be systems in northeast Missouri, which comprise approximately 12.6% of the Partnership's customer base.

         On or about January 7, 1999, the Partnership entered into a non-binding letter of intent with respect to the sale of its systems in northeast Missouri. There is no assurance that a definitive sale agreement will be executed or that the sale will be completed. However, if and when such sale is consummated, and if the sale of the Texas systems to Etan described above has also been consummated, then the Partnership will have then disposed all of its cable assets.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      The following are furnished as exhibits to this report:  None

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  January 14, 1999

                                      CENCOM CABLE INCOME PARTNERS II, L.P.

                                          By:  Cencom Properties II, Inc.,
                                               its General Partner



                                               By:   /s/ Jerald L. Kent
                                                    ----------------------------
                                                    Jerald L. Kent
                                                    Executive Vice President and
                                                    Chief Financial Officer



                                      - 3 -